                                                             EXHIBIT (h)(20)(b)

                  FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

   This Fifth AMENDMENT TO PARTICIPATION AGREEMENT dated as of September 15, 2008, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN GENERAL LIFE INSURANCE COMPANY.

                                  WITNESSETH:

   WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000, as amended (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

   WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Fifth Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Fifth Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

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VANGUARD VARIABLE INSURANCE FUND

By:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------

THE VANGUARD GROUP, INC.

By:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------

VANGUARD MARKETING CORPORATION

By:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:                                         Attest:
        ----------------------------------           --------------------------
Name:                                       Name:
        ----------------------------------           --------------------------
Title:                                      Title:
        ----------------------------------           --------------------------

                                                     [CORPORATE SEAL]

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                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                        (Effective September 15, 2008)

Name of Separate Account           Contracts Funded by Separate Account
------------------------    ---------------------------------------------------
Separate Account VL-R       Platinum Investor I VUL Flexible Premium Life
(May 1, 1997)               Platinum Investor II VUL Flexible Premium Life
                            Platinum Investor III VUL Flexible Premium Life
                            Platinum Investor Survivor - Variable
                            Corporate America - Variable
                            Platinum Investor Survivor II Flexible Premium Life
                            Platinum Investor PLUS
                            Platinum Investor FlexDirector
                            Platinum Investor IV VUL Flexible Premium Life
                            Platinum Investor VIP VUL Flexible Premium
                              Universal Life
                            AIG Corporate Investor VUL
                            AIG Income Advantage VUL
                            AIG Protection Advantage VUL
                            AIG Income Advantage Select

Separate Account D          Platinum Investor Immediate VA
(November 19, 1973)

                                      3